Exhibit 10.12

Execution Copy

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the “Agreement”) is entered into as of the 15th day of April, 2025, between Jura Pentium Trust 51, a Delaware statutory trust organized and existing under the laws of Delaware (the “Trust”), and Sui Foundation, a Cayman Islands foundation company entity (the “Purchaser” and, together with the Trust, collectively, the “Parties” and, each, a “Party”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

I.	PURCHASE AND SALE OF THE SHARES

(1) SALE AND ISSUANCE OF SHARES. Subject to the terms and conditions of this Agreement, the Trust agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Trust, 1 million (1,000,000) shares of beneficial interest (the “Shares”), representing fractional undivided beneficial interests in the net assets of the Trust (the “Beneficial Interests”), for an aggregate purchase price in an amount equivalent to ten million (10,000,000) SUI tokens, the native token of the Sui blockchain (“SUI”) (the “Consideration”). The transactions contemplated pursuant to this Agreement are collectively referred to herein as the “Transaction.”

(2) CLOSING; DELIVERY.

(i) The purchase and sale of the Shares shall take place remotely via the exchange of this Agreement and any other documents necessary to facilitate the subscription process and signatures at or immediately prior to the time a registration statement on Form S-1 (the “Registration Statement”) relating to the Trust’s initial public offering of Beneficial Interests is declared effective (“Effective Time”) by the US Securities and Exchange Commission (“SEC”), subject to extension by mutual agreement of the Parties hereto in writing (which time and place are designated as the “Closing”).

(ii) At the Closing, the Purchaser shall deliver to the Trust the Consideration to the wallet address identified by the Trust in writing in exchange for the Shares being purchased by such Purchaser, provided, however, if there is a significant increase in the price of SUI at the Closing, the Parties agree to adjust the Consideration by mutual agreement.

(iii) At the Closing, the Trust shall (a) deliver to the Purchaser the Shares after receipt of payment of the Consideration and (b) make a corresponding book entry notation on the books of the Trust representing the Purchaser’s purchase of the Shares.

II.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

(1) The Trust hereby covenants and agrees that it shall use commercially reasonable efforts to prepare and file the Registration Statement with the SEC on or around the date of this Agreement.

(2) The Trust represents the following, to the best of its knowledge:

(i) Each of the Shares shall be duly and validly authorized and, when issued and delivered against payment therefor at the Closing, will be duly and validly issued and fully paid and non-assessable; and

(ii) The issuance and sale of the Shares by the Trust and the compliance by 21Shares US LLC, a limited liability company organized and existing under the laws of Delaware and the sponsor of the Trust (the “Sponsor”) and the Trust with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Sponsor or the Trust is a party or by which the Sponsor, or the Trust is bound or to which any of the property or assets of the Sponsor or the Trust is subject, except where such conflict, breach or violation, as the case may be, would not have a material adverse effect on the ability of the Sponsor or the Trust to perform its obligations under this Agreement, nor will such action result in any violation of the provisions of the constitutive documents of the Sponsor, the Trust, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Sponsor, or the Trust or any of their respective properties, except where such violation would not have a material adverse effect on the ability of the Sponsor to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares hereunder or the consummation by the Sponsor or the Trust of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the rules of the Financial Industry Regulatory Authority, state securities, commodities or Blue Sky laws in connection with the purchase and distribution by the Purchaser of the Shares.

[1]	The name of the Trust shall be changed to “21Shares SUI ETF” prior to the filing of the Registration Statement.

The Purchaser hereby represents and warrants to, and covenants for the benefit of, the Trust that:

(3) PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made by the Trust with the Purchaser in reliance upon the Purchaser’s representation to the Trust, which by the Purchaser’s execution of this Agreement the Purchaser hereby confirms, that the Shares are being acquired for investment for the Purchaser’s own account, and not as a nominee or agent and not with a view to the resale or distribution by the Purchaser of any of the Shares, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Shares, in either case in violation of any securities registration requirement under applicable law, but subject nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

The Purchaser agrees that any sale of Shares must be effected in a manner consistent with this Agreement (including, for the avoidance of doubt, the consent of the Sponsor when applicable), all applicable laws, any plan of distribution contained in the Trust Agreement of the Trust, as may be amended and/or restated from time to time (the “Trust Agreement”) and that it shall deliver the Trust Agreement with any such sales when required by law.

By executing this Agreement, the Purchaser further represents that the (I) Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares and (II) the Trust reserves the right, in its sole discretion, to accept or reject any subscription document or capital contribution, in whole or in part, at any time prior to the acceptance of the relevant subscription or contribution. Acceptance by the Trust of any subscription document or capital contribution is effective only upon written confirmation by the Trust to the subscribing party.

(4) AUTHORIZATION. The Purchaser has full power, legal capacity and authority to enter into and perform the Purchaser’s obligations under this Agreement, and no approvals or consent of any governmental or regulatory authority or other persons is necessary in connection herewith. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

(5) INVESTMENT EXPERIENCE. The Purchaser acknowledges that it (a) can bear the economic risk of the investment for an indefinite period of time, (b) is a sophisticated entity familiar with transactions similar to those contemplated by this Agreement and has such knowledge and experience in financial and business matters (and particularly in the business in which the Trust operates) as to be capable of evaluating the merits and risks of the investment in the Shares, (c) has adequate information concerning the business and financial condition of the Trust to make an informed decision regarding the purchase of the Shares, (d) has negotiated this Agreement on an arm’s-length basis and has had an opportunity to consult with its legal, tax and financial advisors concerning this Agreement and its subject matter and (e) has independently and without reliance upon the Trust, and based on such information and the advice of such advisors as the Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Purchaser acknowledges that neither the Trust nor any of the Trust’s affiliates is acting as a fiduciary or financial or investment adviser to the Purchaser, and none of such persons has given the Purchaser any investment advice, opinion or other information on whether the purchase of the Shares is prudent. The Purchaser further acknowledges and agrees that (i) the Trust currently may have, and later may come into possession of, material non-public information with respect to the Trust that is not currently known to the Trust and that may be material to a decision to sell the Shares (“Excluded Information”), (ii) the Purchaser has determined to acquire the Shares notwithstanding that such Excluded Information may exist and may not have been disclosed by the Trust to the Purchaser, (iii) the price for the Shares may significantly appreciate or depreciate over time and by agreeing to sell the Shares to the Purchaser pursuant to this Agreement, the Trust is giving up the opportunity to sell the Shares at a higher price in the future and (iv) the Trust shall have no liability to the Purchaser, and the Purchaser to the fullest extent of the law waives and releases any claims, whether known or unknown, that it might have against the Trust (or its affiliates or agents), whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Excluded Information in connection with the sale of the Shares and the transactions contemplated by this Agreement. The Purchaser is fully aware of (i) the lack of liquidity of the Shares and the restrictions on transferability of the Shares, (ii) the tax consequences of acquiring the Shares and (iii) the speculative nature of the Shares. The Purchaser is an “accredited investor” as defined under the Securities Act of 1933, as amended (the “1933 Act”). The Purchaser further represents and warrants that it has completed and returned the investor questionnaire attached hereto as Exhibit A (the “Investor Questionnaire”), in full and provided information therein that is accurate and truthful at the time it completed and returned the Investor Questionnaire to the Trust, and shall promptly update the information set forth therein from time to time at or prior to Closing at the Trust’s request and as necessary to ensure the information set forth therein remains accurate and truthful.

(6) RESTRICTED SECURITIES. The Purchaser understands that the Shares are characterized as “restricted securities” under the United States securities laws inasmuch as they are being acquired from the Trust in a transaction not involving a public offering (and may bear a legend to that effect) and that under such laws and applicable regulations the Purchaser must hold the Shares unless the Shares are registered with the SEC and qualified by state authorities, an exemption from such registration and qualification requirements is available or as may be otherwise permitted by applicable United States securities laws. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the resale limitations imposed by the 1933 Act, and existing resale limitations and holding periods for the Shares imposed by Rule 144 under the 1933 Act, some of which are outside of the Purchaser’s control.

(7) BAD ACTOR: As of the date hereof, neither the Purchaser nor any person or entity that is a “Covered Person” with respect to the Purchaser, as defined in Rule 506(d) of Regulation D under the 1933 Act, has been subject to any “Disqualifying Event” as described in Rule 506(d)(1) of the 1933 Act. The Purchaser agrees to promptly notify the Trust in writing if, at any time following the date hereof, the Purchaser or any Covered Person becomes subject to a Disqualifying Event or this representation ceases to be true. The Purchaser further acknowledges and agrees that the Trust and the Sponsor may require additional information from the Purchaser in connection with Regulation D and that the Trust’s continued reliance on an exemption under Regulation D may be conditioned on the Purchaser’s and each Covered Person’s compliance with this representation.

(8) RELIANCE ON REPRESENTATIONS, WARRANTIES AND COVENANTS. The Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and any applicable state securities laws, and that the Trust is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

(9) TITLE OF ASSETS. The Purchaser has valid title to the Consideration and such assets are or as of the Closing shall be held free and clear of all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer and security interests of any kind or nature whatsoever (collectively, “Liens”). Upon consummation of the transactions contemplated hereby and receipt of all necessary consents, the Purchaser will have assigned, transferred and conveyed to the Trust, directly or indirectly, good, valid and marketable title to the Consideration, free and clear of all Liens.

(10) LITIGATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a violation or breach by the Purchaser of, or constitute a default by the Purchaser under, any applicable law, rule or regulation, any provision of its organizational documents or any agreement, instrument, decree, judgment or order to which the Purchaser is a party or by which the Purchaser may be bound which would have a material adverse effect on the ability of the Purchaser to comply with or perform any of its obligations under this Agreement. There is no action, suit, proceeding or investigation pending against the Purchaser or, to the Purchaser’s knowledge, currently threatened that questions the validity of this Agreement, or the right of the Purchaser to enter into this Agreement or to consummate the transaction contemplated hereby or that would otherwise have a material adverse effect on the ability of the Purchaser to comply with or perform any of its obligations under this Agreement.

(11) TAX MATTERS. The Purchaser has filed or caused to be filed on a timely basis all tax returns and all reports with respect to taxes that are or were required to be filed pursuant to applicable law with respect to the ownership of the Consideration. All such tax returns and reports filed by the Purchaser are true, correct and complete in all respects and were prepared in compliance with all applicable laws. The Purchaser has paid, or made provision for the payment of, all filed or required to be filed taxes that have or may have become due for all periods covered by all tax returns filed or required to be filed or otherwise relating to the ownership of the Consideration or pursuant to any assessment received by the Purchaser. The Purchaser has made all withholding of taxes relating to the ownership of the Consideration required to be made under all applicable laws, and the amounts withheld have been properly paid over to the appropriate tax authorities. There are no Liens on the Consideration that arose in connection with any failure (or alleged failure) to pay any tax and no basis exists for assertion of any claims attributable to taxes which, if adversely determined, would result in any such Lien.

(12) SOURCE OF FUNDS. The Purchaser represents that, to its knowledge, the Consideration to be paid for the Shares pursuant to this Agreement does not derive from activity that is or was contrary to law or from a person or location that is or was the subject of a U.S. embargo or other economic sanction and that the Consideration to be paid for the Shares in accordance with this Agreement will not provide any basis for liability for any person under U.S anti- money laundering laws or economic sanctions laws. The Purchaser represents that neither the Purchaser nor any of its nominees or controlled affiliates is on the specially designated Office of Foreign Assets Control (OFAC) list or similar European Union watch list.

(13) LOCK-UP PERIOD. During the period beginning on the earlier of (i) the Closing and (ii) the Effective Time (such earlier date, the “Lock-up Start Date”) and ending one (1) year following the Lock-up Start Date (the “Lock-up Period”), the Purchaser will not, without the prior written consent of the Sponsor, sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Shares it holds, nor will the Purchaser seek to have the Trust or the Sponsor redeem the Shares during this time period. Following expiration of the Lock-up Period, the Purchaser may, to the extent permitted by applicable laws, be permitted to redeem the Shares (and any additional shares of Beneficial Interest that it hereafter acquires) in accordance with the Trust Agreement.

(14) LEGENDS. It is understood that the Shares shall be subject to the prior review and written consent of the Sponsor and bear all of the legends determined by the Sponsor to be appropriate, including those set forth in clauses (i), (ii) and (iii) below:

(i) “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the Shares under such Act or an opinion of counsel reasonably satisfactory to the Trustee of 21Shares SUI ETF that such registration is not required.”

(ii) Any legend required by the laws of any other applicable jurisdiction.

The Purchaser and the Trust agree that the legends contained in clauses (i) and (ii) above may be removed at a holder’s request when they are no longer necessary to ensure compliance with federal securities laws (as reasonably determined by the Sponsor and following delivery of a legal opinion by the Trust’s counsel that such legend or legends, as applicable, may be removed), following prior written notice and consent of the Trust.

(iii) “These shares are subject to a lock-up period that restricts the transfer, assignment or any other disposition of these shares for a period extending until one (1) year following the Lock-up Start Date . Further information regarding the lock-up period will be provided by the issuer to the holder hereof upon reasonable written request.”

III.	MISCELLANEOUS.

(1) COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be delivered by e-mail, facsimile or other electronic transmission, and e-mail, facsimile or other electronic copies of executed signature pages shall be binding as originals. The Parties hereby consent to the use of electronic signatures (including PDF, DocuSign, Facsimile and others) in connection with the execution of this Agreement, and further agree that electronic signatures to this Agreement and copies of signatures shall be legally binding with the same force and effect as manually executed signatures.

(2) ADVERTISING. Neither Party hereto is permitted, without the prior written consent of the other Party, to use in public advertising, publicity, public communications or otherwise (including, but not limited to, any press releases, sales materials, product literature or websites) the name of the other Party or its affiliates, or any trade name, trademark, service mark, or logo, or any abbreviation, contraction or simulation thereof owned by the other Party or its affiliates, without such other Party’s prior written consent.

(3) TRANSFER. Until the Shares are publicly traded, whether on a nationally recognized stock exchange or over-the-counter, the Purchaser shall not sell, assign or otherwise transfer any of the Shares without the prior written consent of the Sponsor.

(4) NO ASSIGNMENT. All of rights and privileges of each Party pursuant to this Agreement shall inure to the benefit of such Party’s successors and permitted assigns. All covenants, representations, warranties and agreements of each Party contained in this Agreement shall bind such Party and such Party’s successors and permitted assigns. No Party shall assign, delegate or otherwise transfer (including by operation of law) any of such Party’s rights or obligations under this Agreement without the prior written consent of the other Party (in its sole discretion, not to be unreasonably withheld, conditioned or delayed), and any purported assignment, delegation or transfer (including, without limitation, by operation of law) shall be null and void, ab initio, and of no force or effect whatsoever. Nothing herein is intended, or will be construed, to give any other person (other than the Parties and their respective successors and permitted assigns) any right, remedy or claim under, to or in respect of this Agreement or the Trust Agreement or any other subject agreement.

(5) AMENDMENT AND WAIVER. No term, condition or provision of this Agreement shall be waived, modified or amended, in each case, without the prior written consent of each of the Parties. No failure on the part of any Party to exercise, and no delay in exercising, any power or right under this Agreement shall operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Any waiver shall be effective only in the specific instance and for the purpose for which given. Except as otherwise expressly required pursuant to the terms of this Agreement, the Trust Agreement or any other subject agreement, no notice to or demand on any Party in any instance will entitle such Party to any other or further notice or demand in similar or other circumstances.

(6) GOVERNING LAW AND CHOICE OF JURISDICTION.

(i) The validity and construction of this Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws shall not be governed by this Section III(7), and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as amended from time- to-time (the “Delaware Trust Statute”) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Sponsor, the Purchaser or this Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts that relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Sponsor set forth or referenced in this Agreement.

(ii) EACH OF THE PARTIES HERETO HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE, AND THE FEDERAL COURTS LOCATED WITHIN THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(7) NOTICES. All notices or communications under this Agreement shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier, and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing (including the below for the Trust), of the Party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be.

All notices that are required to be provided to the Trust shall be sent to:

Jura Pentium Trust 5 c/o 21Shares US LLC, as Sponsor

477 Madison Avenue, 6th Floor

New York, New York 10022

E-mail: legal@21shares.com

if to the Sponsor, at:

21Shares US LLC

477 Madison Avenue, 6th Floor

New York, New York 10022

E-mail: legal@21.co

if to the Purchaser, at:

Sui Foundation

Sui Foundation.

9 Forum Lane, Camana Bay Suite 3119

Grand Cayman KY1-9006

Cayman Islands Suite 200

Email: legal@sui.io

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Jura Pentium Trust 5

21Shares US LLC, as Sponsor of the Trust

By:	/s/ Edel Bashir
	Name:	Edel Bashir
	Title:	COO

Sui Foundation

By:	/s/ Glenn Kennedy
	Name:	Glenn Kennedy
	Title:	Authorized Signatory

*	The registrant is a trust, and the undersigned is signing in her capacity as an officer of 21Shares US LLC, the Sponsor of the Trust.

[Signature Page to Subscription Agreement]

Exhibit A

Accredited Investor Questionnaire

INVESTOR REPRESENTATION CERTIFICATE

Investor Information:

Name of Investor/Entity:

If Entity, Name and Title of Signatory:

Social Security or Tax Identification Number of Investor:

Mailing Address:	Residence Address (if other than mailing address):

Telephone and Facsimile Numbers (including Area Code):	Email addresses:

Section I – Accreditation: The investor represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to one or more of the following categories (mark applicable categories):

○	A director, executive officer or general partner of .

○	A natural person whose individual net worth (total tangible assets as currently valued less total liabilities) or joint net worth with spouse or spousal equivalent at the time of purchase exceeds $1,000,000. Note: For these purposes, “total tangible assets” excludes the individual's primary residence and “total liabilities” excludes any related indebtedness secured by the primary residence up to its fair market value, but includes the amount of any such indebtedness in excess of that value.

○	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with spouse or spousal equivalent in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same level of income in the current year.

○	A natural person who currently holds in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission (the “SEC”) has designated as qualifying an individual for accredited investor status.

○	An entity that falls within one of the following categories of institutional accredited investors, set forth in 501(a) of Regulation D under the Securities Act [if you have marked this category, also mark which of the following items describes you:]

○	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or a fiduciary capacity.

○	A broker/dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

○	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) or registered pursuant to the laws of a state or an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act.

○	An insurance company as defined in Section 2(a)(13) of the Securities Act.

○	An investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that act.

○	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

○	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.

○	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

○	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act.

○	A corporation, partnership, limited liability company, tax-exempt organization (under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended) or Massachusetts or similar business trust (i) not formed for specific purpose of acquiring the securities offered and (ii) having total assets in excess of $5,000,000.

○	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, a savings and loan association, an insurance company or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

○	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

○	An entity in which all of the equity owners are accredited investors under Rule 501(a) of Regulation D. Note: Each entity owner must also furnish an appropriate investor representation letter regarding their accredited investor status.

○	An entity of a type not listed above that is not formed for the specific purpose of acquiring the securities offered and owning investments in excess of $5,000,000.

○	A family office (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act): (1) with assets under management in excess of $5,000,000; (2) that is not formed for the specific purpose of acquiring the securities offered; and (3) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

○	A family client (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act) of a family office meeting the requirements set forth in Rule 501(a)(12) of Regulation D and whose prospective investment in the issuer is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

Section II – Corporate Information: Please complete the responses below with respect to the investor.

Topic:	Investor Response:
1) Full Legal Name
2) Type of Company
3) Banking Relationships	Do you have any accounts at banks or other regulated financial institutions? If so, please describe.
4) Registration Number(s)
1) Date, Place of Incorporation and Address
2) Countries Operating In	Please describe the countries that you are operating in, including through affiliates or subsidiaries.
3) List of Directors, Officers, and Members of Management	Background Checks: does the Investor perform background checks on all directors, officers, and employees? If so, describe.
4) Politically Exposed Persons (“PEPs”)[2]	Are there any PEPs or other public officials in the Investor’s management or ownership/control structure?
5) Investigations, Litigation, and Other Adverse Proceedings

Does the Investor have any active, pending or threatened litigations, investigations, enforcement actions, or adverse proceedings, including those by governmental, quasi-governmental, or self-regulatory organizations? If so, please describe.

(a) Within the past five (5) years, has the Investor settled or otherwise resolved any litigations, investigations, enforcement actions or other adverse proceedings involving a governmental, quasi-governmental, or self-regulatory organization? If so, please describe.

(b) Have any of the Investor’s officers, directors, or employees ever been convicted of violating a law, regulation, or rule or otherwise been barred from serving, participating, or acting in a particular industry? If so, describe.

6) Revenue	Please describe the source of all revenue generated by the Company.
7) Nominee Companies:	If assets are to be held (or may be held) in any of your affiliate or nominee companies, please provide evidence that these and any new nominee companies are owned and controlled by you. Suitable evidence is in the form of extracts from financial statements, directors’ reports or other forms of official company documentation.

[2]	“PEP”: is defined to include an individual, family member, or close associate who is or has an affiliation with a governmental entity, quasi-governmental entity, or state-owned entity.

8) Regulatory Status

Is the Company supervised or otherwise regulated by a regulatory authority (which would include government agencies, quasi-governmental agencies, and self-regulatory organizations, among others)?

If so, please specify.

If not, please specify why the Company does not require authorization or a license.

9) Business Planning

Does the Company have any plans within the next year to change its business structure, services, or products in any manner that would materially impact 21.co?

Has the Company implemented, and continue to administer, policies and procedures reasonably designed to ensure the continuity of business operations following business interruption events, including those involving cybersecurity, extreme weather conditions, insolvency, and other potential events? If so, describe.

10) Sanctions

Does the Investor engage in any business activities (directly or indirectly) in countries, territories, or jurisdictions that are the subject of economic or trade sanctions, including those sanctions administered and enforced by the United States, United Kingdom, European Union, Switzerland, United Nations, or other relevant authorities?

For avoidance of doubt, the sanctioned jurisdictions that are included in the question above include Cuba, Belarus, Iran, North Korea, Russia, Venezuela, Syria, and the Crimea, Luhansk, and Donetsk Regions of Ukraine (or any other regions of Ukraine that are controlled by the Russian Government).

Does the Investor screen its clients, investors, partners, counterparties, and service providers against comprehensive sanctions, terrorist, and PEP lists? Such lists include any relevant lists maintained and administered by the United States (including OFAC’s SDN List), European Union, Switzerland, and United Nations.

11) Cybersecurity

Within the past five (5) years, has the Company (or any service providers, representatives, or agents acting on behalf of the Company) suffered from or otherwise incurred a cybersecurity hack, breach, or other unauthorized access to information or technology systems? If so, describe.

Please share and briefly describe the policies, procedures, and controls that the Company has in place to mitigate the risk of cybersecurity events.

Please share any cyber risk assessments, audits, test results or other reports made with respect to your cybersecurity and date security program.

12) Tax Forms	Please provide the applicable tax form for the investor (e.g., W-9; W-8; W- 8BEN)

13) Verification of Identity of Directors and UBOs Over 5%

Please list all Ultimate Beneficial Owners (“UBOs”) who either: (i) Own or control (directly or indirectly) greater than 5% of the shares, voting, or any other governance rights in the Investor; (ii) Exercise ultimate control over the management of the Investor (e.g., holds the right to appoint or remove the board of directors or equivalent); or (iii) Exercises significant influence or control over the Investor (e.g., has absolute decision or veto rights over decisions related to the management of the Investor).

For each such UBO, please provide the following:

a)    Certified Copy of Passport

b)    Certified Copies of Proof of Address: either a bank account statement, utility bill, driver’s license, or other form of identification.

14) Bankruptcy

Describe any situation where the Company, any of its affiliates, parents, subsidiaries or any of its current or former principals or senior leadership has filed for bankruptcy or failed to make payments under any secured or unsecured indebtedness.

15) Verification of Investor’s Address	Please provide documentation sufficient to verify the Investor’s principal business address.
16) Corporate Documents:

Please provide the following corporate documents:

a)    Certificate of Incorporation (or similar document)

b)    Governance-Related Documents (including, if applicable, Memorandum and Articles of Association, Partnership Agreement, and similar documents)

c)    Most Recent Audited Financial Statements

d)    Corporate Organizational Chart showing all corporate entities and all direct and indirect UBOs, subsidiaries and affiliates.

Name of Investor/Entity:

By:

Signature	Date

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